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Exhibit 16
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Warburg, Pincus Small Company Value Fund, Inc.
Common Shares

        One Year         ((00.000.00/10,000)'pp'1/1 -1)                =  0.00%
        Three Year       ((00.000.00/10,000)'pp'1/3 -1)                =  0.00%
        Five Year        ((00.000.00/10,000)'pp'1/5 -1)                =  0.00%
        From Inception   ((14,360.00/10,000)'pp'1/.84384 -1)           = 53.55%

Series 2 Shares

        One Year         ((00.000.00/10,000)'pp'1/1 -1)                =  0.00%
        Three Year       ((00.000.00/10,000)'pp'1/3 -1)                =  0.00%
        Five Year        ((00.000.00/10,000)'pp'1/5 -1)                =  0.00%
        From Inception   ((14,400.00/10,000)'pp'1/.84384 -1)           = 54.05%


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